Form C

Cover Page

Name of issuer:

Boyish Records, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 5/28/2019

Physical address of issuer:

481 Stow Ave
Oakland CA 94606

Website of issuer:

http://www.boyishrecords.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE) and Revenue Share Agreement

Target number of securities to be offered:

20,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $20,000; interests will be sold in increments of $1.

Target offering amount:

$20,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

6/30/2020

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	($21.07)	$0.00
Cash & Cash Equivalents:	($21.07)	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$500.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($591.07)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Boyish Records, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Esther Kibreab	Artist / Musician	self-employed	2019
Kevin Shaw	Finance / Education	KIPP New Jersey	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Esther Kibreab	CEO	2019
Kevin Shaw	Secretary	2019
Kevin Shaw	CEO	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kevin Shaw	3500000.0 Common stock	50.0
Esther Kibreab	3500000.0 Common stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We are moving away from industry-standard 360 contracts that major record labels sign with artists that also control and own most of the artist's IP. We are placing bets that our company will build a brand known for credibility and trust among artists, leading to ways to monetize our services that traditional labels have not been able to do.

Our market research to date has a small sample size, so we are making bets on the market demand for our services.

We are betting on the number of independent artists/musicians continuing to grow at robust rates.

We are assuming that many of these increasing number of independent artists/musicians will be willing to pay subscription services that allow for them to maintain their independence but offer more infrastructure.

Spotify is becoming more and more powerful. They would become a giant in the label space if they started providing label services. Attacks from Spotify or major labels trying to stifle our growth would be a risk.

We need to select artists who will be able to balance creating art that's authentic and true to themselves while also being financially viable; they will need to be responsible business stewards driving the success of their own companies. We believe the culture has shifted to prioritize business ownership and protection of intellectual property; we believe there's more execution risk than market risk. The demand is there, but we need to be excellent in running great support programs for our artists.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Kevin Shaw is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Esther is a full-time officer, while Kevin Shaw is a part-time officer. Kevin will elevate to full-time once Boyish Records can start paying salaries with long-term sustainability in mind.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$20,000**

Use of Proceeds: 80% to ASTU album production; 5% to video production; 5% to podcast production; 2.5% to web development; 7.5% to Wefunder intermediary fee

If we raise: **$100,000**

Use of Proceeds: 25% to ASTU album production; 17% to album production of artist #2; 16% to marketing/PR; 11% to video production; 10% to concert tour startup; 5% to podcast production; 6% to merchandise production; 2.5% to web development; 7.5% to Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached asAppendix B, Investor Contracts.

Terms of the Revenue Share Agreement:

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2.0x their principal investment (the repayment amount) , provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

Terms of the MFN SAFE:

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to preferred stock in the Company ("Preferred Stock"), when and if the Company sponsors an equity offering that involves Preferred Stock, on the standard terms offered to other Investors.

Conversion to Preferred Equity.

Equity Financing. If there is an Equity Financing before the termination of this Safe, on the initial closing of such Equity Financing, this Safe will automatically convert into the number of shares of SAFE Preferred Stock equal to the Purchase Amount divided by the lowest price per share of the Standard Preferred Stock.

In connection with the issuance of Safe Preferred Stock by the Company to the Investor pursuant to this Section 1(a):

(i) The Investor or the Designated Lead Investor (as defined below), if any, will execute and deliver to the Company all transaction documents related to the Equity Financing; provided, that such documents are the same documents to be entered into with the purchasers of Standard Preferred Stock, with appropriate variations for the Safe Preferred Stock if applicable; and

(ii) If the Investor is a Major Investor, the Investor and the Company will execute a Pro Rata Rights Agreement in favor of the Investor, unless the Investor is already included in such rights in the transaction documents related to the Equity Financing.

Liquidity Event. If there is a Liquidity Event before the termination of this Safe, this Safe will automatically be entitled to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consummation of such Liquidity Event, equal to the greater of (i) the Purchase Amount (the "Cash-Out Amount") or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price (the "Conversion Amount"). If any of the Company's security holders are given a choice as to the form and amount of Proceeds to be received in a Liquidity Event, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor's failure to satisfy any requirement or limitation generally applicable to the Company's security holders, or under any applicable laws.

Notwithstanding the foregoing, in connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the cash portion of Proceeds payable to the Investor by the amount determined by its board of directors in good faith for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, provided that such reduction (A) does not reduce the total Proceeds payable to such Investor and (B) is applied in the same manner and on a pro rata basis to all security holders who have equal priority to the Investor under Section 1(d).

"Safe Preferred Stock" means the shares of a series of Preferred Stock issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences and restrictions as the shares of Standard Preferred Stock, except that such series will

have (i) no voting rights, other than required by law; (ii) a per share liquidation preference and conversion price for purposes of price-based anti-dilution protection equal to the Conversion Amount; and (iii) dividend rights based on the Conversion Amount.

"Major Investor" means a holder of one or more Safes if (i) the aggregate Purchase Amounts of such Safes is equal to or greater than $25,000 and (ii) Wefunder, Inc. has verified that such holder is an accredited investor in accordance with Rule 506(c) of Regulation D under the Securities Act.

"Pro Rata Rights Agreement" means a written agreement between the Company and the Investor (and holders of other Safes, as appropriate) giving the Investor a right to purchase its pro rata share of private placements of securities by the Company occurring after the Equity Financing, subject to customary exceptions. Pro rata for purposes of the Pro Rata Rights Agreement will be calculated based on the ratio of (1) the number of shares of Capital Stock owned by the Investor immediately prior to the issuance of the securities to (2) the total number of shares of outstanding Capital Stock on a fully diluted basis, calculated as of immediately prior to the issuance of the securities.

"Dissolution Event" means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company's creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay (i) first to the Senior Preferred Holders any amounts due and payable to them in connection with a Dissolution Event under the Company's certificate of incorporation (the "Senior Preferred Holders' Payment") and (ii) second an amount equal to the Purchase Amount, due and payable to the Investor immediately prior to, or concurrent with, the consummation of the Dissolution Event. The Purchase Amount will be paid prior and in preference to any Distribution of any of the assets of the Company to holders of outstanding Common Stock by reason of their ownership thereof. If immediately prior to the consummation of the Dissolution Event and after payment of the Senior Preferred Holders' Payment, the assets of the Company legally available for distribution to the Cash-Out Investors, as determined in good faith by the Board, are insufficient to permit the payment to the Cash-Out Investors of their respective PurchaseAmounts, then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to the Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(c).

Repurchases.

If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

"MFN" Amendment Provision.

If the Company issues any Subsequent Convertible Securities prior to termination of this Safe, the Company will promptly provide the Investor with written notice thereof, together with a copy of all documentation relating to such Subsequent Convertible Securities and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by the Investor. In the event the Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this instrument, the Investor will notify the Company in writing. Promptly after receipt of such written notice from the Investor, the Company agrees to amend and restate this instrument to be identical to the instrument(s) evidencing the Subsequent Convertible Securities.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No:

16. How may the terms of the securities being offered be modified?

Revenue Share:

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

MFN SAFE:

Any provision of this instrument may be amended, waived or modified as follows: (i) if the Investor is not a Major Investor, any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and either (A) theDesignated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (i i) if the Investor is a Major Investor, any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	7,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Revenue Share:

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

MFN SAFE:

Because the Investor holds no voting rights, the holders of a majority in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Revenue Share:

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

MFN SAFE:

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock.
As discussed in Question 13, when
we engage in an offering of equity interests involving Preferred Stock,
Investors may receive a number of shares of Preferred Stock calculated as
either (i) the total value of the
Investor's investment, divided by the price of the Preferred Stock being
issued to new Investors, or (ii) if the valuation for the company is more than
the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

unrelated third party valuations;
the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities; our results of operations, financial position and capital resources; current business conditions and projections; the marketability or lack thereof of the securities; the hiring of key personnel and the experience of our management; the introduction of new products; the risk inherent in the development and expansion of our products; our stage of development and material risks related to our business; the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
industry trends and competitive environment; trends in consumer spending, including consumer confidence; overall economic indicators, including gross domestic product, employment, inflation and interest rates; and the general economic outlook. We will analyze
factors such as those described above using a combination of financial and
market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

Revenue Share:

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

MFN SAFE:

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding		$14,025	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Boyish is a music record label and media company. Instead of industry standard contracts that strip artists' ownership of their art, we invest in artists as entrepreneurs with startup capital, mentorship, and infrastructure in exchange for equity investment in their company; artists are supported while maintaining control of their art and financial health. We also provide label as service products to artists. Media prototypes include 3 podcasts on music, culture, & entrepreneurship.

Boyish will be the premier record label for emerging artists, built on trust and the long-term success/health of our artists. Our podcasts are viewed as thought leaders for artists as entrepreneurs. Our education and business support products for artists/creators have reached scale. We're viewed as an exemplar in the intersection between art, business, and education. We have locations in Oakland, LA, and New York housing production studios and event space.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Boyish Records, Inc. was incorporated in the State of Delaware in May 2019.

Since then, we have:

- Co-founders' experience and relationships in music, education, and business
- Market opportunity. The music industry is rapidly changing. Rising number of creators: 3M on Spotify, 20M on SoundCloud.
- Creating powerful art and influencing culture through underrepresented voices on terms that are healthy for artists.
- Be a part of the journey to help launch ASTU's debut album in Spring 2020
- Co-founder diversity across race, gender, and sexual orientation
- Founded by artists (with business experience) for artists.

Historical Results of Operations

Our company was organized in May 2019 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2019, the Company had revenues of $500.
- *Assets*. As of December 31, 2019, the Company had total assets of $ -21.07, including $ -21.07 in cash.
- *Net Loss*. The Company has had net losses of $591.07 for 2019.
- *Liabilities*. The Company's liabilities totaled $0 for 2019.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Boyish Records, Inc. cash in hand is $201.93, as of August 2019. Over the last three months, revenues have averaged $167/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $289/month, for an average burn rate of $122 per month. Our intent is to be profitable in 12 months.

Will will be launching the following revenue-generating activities: (a) streaming revenue of music, (b) digital downloads of music, (c) merchandise sales, (d) pilot of subscription services, (e) ticket sales to performance / live events. We hope to start generating revenue in Q4 of 2019. Although we can't guarantee it, we expect revenues to be $24,000 6 months from now and expenses to be $36,300.

In lieu of a successful raise, we'll continue to bootstrap the business. We will also be applying for business grants in the coming months targeted at female founders, people of color founders, and the arts.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Kevin Shaw, certify that:

(1) the financial statements of Boyish Records, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of Boyish Records, Inc. included in this Form reflects accurately the information reported on the tax return for Boyish Records, Inc. filed for the fiscal year ended 2018.

Kevin Shaw
Finance / Education

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- iv. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.boyishrecords.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Boyish Records SAFE + Rev Share

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Esther Kibreab
Kevin Shaw

Appendix E: Supporting Documents



Invest in Boyish Records

Digital platform of exciting emerging art, plus tools and community for artists



We believe in the power of artists to create positive change and impact in our culture; however, we find they are in need of more tools and community to create sustainable career pathways for themselves.

Kevin Shaw co-CEO @ Boyish Records

Why you may want to invest in us...

1. Help support emerging artists build sustainable career pathways
2. Founded by artists (with strong relationships and experience in business, education, and tech), who have a finger on pulse of artist needs.
3. Be a part of our vibrant arts scene and community.
4. Rising number of creators need more tools and community to build businesses around their art.
5. We have the skills and tools to build the platform prototype ourselves.
6. Help launch ASTU's debut album in Fall 2020 as the first release of our label.

Our Team

AND OUR MAJOR ACCOMPLISHMENTS



Kevin Shaw

co-CEO

Being a present father in raising my son (now 2 years old) while still excelling professionally, taking my painting studio practice to the next level, and starting Boyish Records.



Esther Kibreab

co-CEO

Completion of my (ASTU's) debut EP, Patterns, and the strides I've made as an independent artist; turning my experience into an artist community, label, and media company, helping artists have more sustainable and vibrant career pathways.

Why people love us

Kevin brings a great combo: passion for pursuing these kinds of artistic pursuits, with a background in finance that not everyone in this world has. I know how central being involved in art is to his life and I know he has the particular skills to make it work. Kevin's personality is another factor that helps him succeed. He is the most well-connected person I know, and he forms deep relationships with people who want to help him, so I know he can bring a vast network of help--financial and otherwise--to bear on any challenges he will face.

Isaac Lemon Laughlin
Friend

I admire Kevin for his intelligence, drive, creativity, and the caring contributions that he makes to the people around him. With his academic achievements at the undergraduate and MBA level, work in teaching, economics, and finance, and creative pursuits, Kevin has and continues to be a role model and source of inspiration for me. I look forward to seeing the impact that he will make with Boyish Records. Go Kevin!
Maxwell Robinson Friend $100

Kevin has a ton of experience, amazing motivation, and fantastic ideas. He's also a driven and talented artist. I can't think of a better person to invest in and I have every confidence he can succeed as both an artist and a businessperson.
Sean Taylor Friend $500

See more on Buzz

Some of our investors

WE'VE RAISED $14,275 FROM 23 INVESTORS SINCE OUR FOUNDING

Stuart Watkins
Formed several LLC's and bought land, office buildings, and other investments.

Shannon Eoff
Drummer, business owner (property management), life learner.

Kris Grant
I am a music producer, teacher, and technical artist in the Bay Area.

Manish Sinha

Sam Conway

Dan Blum

Gary Palmer

Sherry Cochran

Charles Morris

along with 14 other investors

Downloads

- boyish cover.png
- G4U cover art.jpg

BOYISHRECORDS.COM OAKLAND entertainment female founder minority owned music

Boyish Records: Origin Story

Kevin and Esther (ASTU) are both artists. Kevin makes his living as a finance director in education with his abstract painting studio on the side and Esther (ASTU) as a full-time musician.

Kevin and Esther met serendipitously in a Lyft ride over two years ago. They reconnected a year later through the Zoo Labs Music Residency in Oakland. Through that reconnection they discovered they had aligned passion and values, leading to the creation of Boyish Records to protect, support, and elevate independent artists who we believe work with truth in unique and impactful ways.

We believe it is our life's work to empower these artists with more sustainable career pathways while maintaining their independence and creative control of their work.

Investor Q&A

– COLLAPSE ALL

What does your company do?

Boyish Records is an online and offline community, supporting the growth of emerging artists. Rising artists look to our community and tools as a substitute for a record label, management team, etc. We will also offer a curated platform for patrons to explore and support exciting emerging artists. We also make investments in select artists with an access to capital program.

Where will your company be in 5 years?

Our multimedia platform is known as the premiere emerging artist showcase. We create backend business software tools beloved by artists. Our online community is the IMDb of emerging artists and our "real life" community (events, fellowships) elevate artists' careers. Artists trust us to amplify their careers, including a vibrant access to capital program. We have physical locations (studios + event space) in Oakland, LA, and NYC.

Why did you choose this idea?

We believe in the power of artists to create positive change and impact in our culture; however, we find they are in need of more tools and community to create sustainable career pathways for themselves.

Why is this a good idea, right now? What changed in the world? Why wasn't this done a few years ago?

Our society is in need of feeling more alive. We must invest in artists to help us actualize this.

Major record labels have been on the decline and historically have not taken artists' long-term interests to heart. This pattern coupled with declining production costs, advancing tech, and lower barriers to entry have led to a boom of independent artists. Many artists want to maintain independence, but also want capital, infrastructure, and mentorship to elevate their careers and have a financially healthy/stable life. There's no current leader for the "modern" label built for the future. There's opportunity to attack this space.

What is your proudest accomplishment?

We (Esther and Kevin) are most proud of our company culture. We are intentional in why and how we work together, in choosing to be co-CEOs; honestly confronting any tension in power dynamics across race, gender, sexual orientation. We have a shared vision of working with artists who are vulnerable, honest, and courageous. We never give up and believe this to be our life's work.

How far along are you? What's your biggest obstacle?

Software: we're in development of our 'IMDb for emerging artists' prototype and pre-development for our version of a curated Patreon. Prototypes to be launched Summer 2020.

Music: We launched our first song release on August 30 (ASTU's song/video 'G 4 U', which now has ~80,000 listens on Spotify). Our first album release will be ASTU's sophomore release in Fall 2020.

Community: we held our first Town Hall live event in Oakland in February 2020, packed with some of the most exciting emerging artists from the Bay Area.

Biggest obstacle: the Coronavirus has stalled our in-person community building; however, we are prioritizing the buildout of our digital prototypes.

Who are your competitors? Who is the biggest threat?

Spotify has a 'Spotify For Artists' portal with analytics and tools supporting distribution on its platform, but is limited in scope beyond that.

AWAL and Amuse brand themselves as modern record labels, offering label services at scale. Their primary focus is music distribution.

UnitedMasters brands itself as "your own record company in one app," but is primarily a music distribution company with some brand partnership opportunity for artists.

Stem creates tools for artists only for distribution.

Patreon is the most popular platform for creator patronage. We would offer a curated platform for artist patronage targeting a more specific audience and artist profile.

What do you understand that your competitors don't?

There's opportunity for a patronage platform that has a more honed, curated brand that's artist-centric in contrast to a broad catch-all like Patreon. There's opportunity for us to build more community between artists and patrons than places like Patreon, Kickstarter, Spotify.

Artists want and need to learn how to run their own business for long-term sustainability. Artists will pay for a valuable suite of tools to help them manage business activities. However, there's embedded distrust from artists towards corporate partnerships or contracts with labels, managers, distribution companies, etc. because of the history of artists being taken advantage of in the industry.

In addition to strong tools that really understand the needs of artists, a coherent brand and community presence (through strong digital and in-person engagement) will be our biggest differentiators in establishing trust and loyalty amongst artists.

How will you make money?

% transaction fee on patron contributions to artists on our platform.

monthly subscription for artist toolkit (freemium model).

long-term returns on investment from our artist access to capital program.

Eventually, we also will have other revenue streams including Boyish-branded merchandise, performances, events, and conferences.

What are the biggest risks? If you fail, what would be the reason? What has to go right for you to succeed?

A risk would be the market size for emerging artists not being as large and not growing as much as we think it will.

A risk would be people decreasing their interest in support for emerging artists; being more interested in established artists.

A risk would be people not valuing our curated patronage platform.

Spotify becoming a vertically integrated monster crowding us out in the artist toolkit space. That said, Spotify is difficult to trust amongst artists and not all of their moves have had the long-term financial success of the emerging artist in mind -- we are "for artists by artists," offering a more trusting alternative to whatever Spotify presents in this hypothetical scenario.

What do you need the most help with?

Raising early capital.

What would you do with $20,000? How about $100,000?

$20K

- $15K: prototype investment in Rising Emerging Artist (Astu)
- $1K: prototype artist grant
- $2.3K: Tax/fees/admin/legal
- $0.7K: Software (Webflow, Airtable, Zapier, Memberstack, Typeform).
- $1K: Marketing

$100K

- $20K: see above
- $15K: Second investment in Rising Emerging Artist
- $15K: Three $5K investments in Newly Emerging Artists
- $15K: Prototype: artist production experience and documentary (art/music "hackathon")
- $25K: Software development consulting support
- $10K: Marketing & customer acquisition

What is the culture of Boyish Records?

We deeply value diversity and representation of people and ideas: race, gender, age, culture. We strive to support artists who create music that enables people to have the freedom to be who they are, know their power, be safe, and grow.

Financials

Boyish Records has financial statements ending December 31 2019. Our cash in hand is $201.93, as of August 2019. Over the three months prior, revenues averaged $167/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $289/month.

At a Glance

May 28 to December 31


$$$$

$500
Revenue



-$591
Net Loss


IOU!

$0
Short Term Debt



$0
Raised in 2019



$202
Cash on Hand
As of 08/14/19

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Boyish is a music record label and media company. Instead of industry standard contracts that strip artists' ownership of their art, we invest in artists as entrepreneurs with startup capital, mentorship, and infrastructure in exchange for equity investment in their company; artists are supported while maintaining control of their art and financial health. We also provide label as service products to artists. Media prototypes include 3 podcasts on music, culture, & entrepreneurship.

Boyish will be the premier record label for emerging artists, built on trust and the long-term success/health of our artists. Our podcasts are viewed as thought leaders for artists as entrepreneurs. Our education and business support products for artists/creators have reached scale. We're viewed as an exemplar in the intersection between art, business, and education. We have locations in Oakland, LA, and New York housing production studios and event space.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Boyish Records, Inc. was incorporated in the State of Delaware in May 2019.

Since then, we have:

- Co-founders' experience and relationships in music, education, and business
- Market opportunity. The music industry is rapidly changing. Rising number of creators: 3M on Spotify, 20M on SoundCloud.
- Creating powerful art and influencing culture through underrepresented voices on terms that are healthy for artists.

- Be a part of the journey to help launch ASTU's debut album in Spring 2020

- Co-founder diversity across race, gender, and sexual orientation

- Founded by artists (with business experience) for artists.

Historical Results of Operations

Our company was organized in May 2019 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2019, the Company had revenues of $500.

- *Assets.* As of December 31, 2019, the Company had total assets of $ -21.07, including $ -21.07 in cash.

- *Net Loss.* The Company has had net losses of $591.07 for 2019.

- *Liabilities.* The Company's liabilities totaled $0 for 2019.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Boyish Records, Inc. cash in hand is $201.93, as of August 2019. Over the last three months, revenues have averaged $167/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $289/month, for an average burn rate of $122 per month. Our intent is to be profitable in 12 months.

Will will be launching the following revenue-generating activities: (a) streaming revenue of music, (b) digital downloads of music, (c) merchandise sales, (d) pilot of subscription services, (e) ticket sales to performance / live events. We hope to start generating revenue in Q4 of 2019. Although we can't guarantee it, we expect revenues to be $24,000 6 months from now and expenses to be $36,300.

In lieu of a successful raise, we'll continue to bootstrap the business. We will also be applying for business grants in the coming months targeted at female founders, people of color founders, and the arts.

A note from Wefunder. Unlike companies on the NASDAQ, early-stage startups have little operating history. Financial analysis is not as useful when there is limited data. It's more important to predict the size of the future market. If the founder achieves their vision, will enough customers pay the company enough money?

It's also common for fast-growing startups to lose money even faster: they are investing in future growth. In these cases, it's often better to check if the Cost of User Acquisition (CAC) is lower than the Lifetime Value (LTV) of that customer. If one spends $1000 today to make $10,000 over the next five years, that may be a smart bet. Amazon is a famous example of re-investing potential profits to maximize growth over 20 years.

Net Margin: -118%

Gross Margin: 100%

Return on Assets: 2,805%

Earnings per Share: -$0.00

Revenue per Employee: $500

Cash to Assets: 100%

Revenue to Receivables: ~

Debt Ratio: 0%

Boyish Records Financials.pdf

Risks

1 We are moving away from industry-standard 360 contracts that major record labels sign with artists that also control and own most of the artist's IP. We are placing bets that our company will build a brand known for credibility and trust among artists, leading to ways to monetize our services that traditional labels have not been able to do.

2 Our market research to date has a small sample size, so we are making bets on the market demand for our services.

3 We are betting on the number of independent artists/musicians continuing to grow at robust rates.

READ MORE RISKS

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Esther Kibreab	Artist / Musician @ self-employed	2019
Kevin Shaw	Finance / Education @ KIPP New Jersey	2019

Officers

OFFICER	TITLE	JOINED
Esther Kibreab	CEO	2019
Kevin Shaw	Secretary CEO	2019

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Kevin Shaw	3,500,000 Common stock	50.0%
Esther Kibreab	3,500,000 Common stock	50.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY
	$14,025	Custom

Outstanding Debts

None.

Related Party Transactions

None.

Use of Funds

$20,000	80% to ASTU album production; 5% to video production; 5% to podcast production; 2.5% to web development; 7.5% to Wefunder intermediary fee
$100,000	25% to ASTU album production; 17% to album production of artist #2; 16% to marketing/PR; 11% to video production; 10% to concert tour startup; 5% to podcast production; 6% to merchandise production; 2.5% to web development; 7.5% to Wefunder intermediary fee

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Stock	10,000,000	7,000,000	Yes

The Funding Portal

Boyish Records is conducting a Regulation Crowdfunding offering via Wefunder Portal LLC.
CRD Number: #283503.

Form C Filing on EDGAR

The Securities and Exchange Commission hosts the **official Form C** on their EDGAR web site.

BOYISH RECORDS

We believe in the health of independent artists.

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